Exhibit 99.1

FOR IMMEDIATE RELEASE

ADVAXIS SECURES $6.0 MILLION IN FINANCING

Princeton, NJ – May 9, 2011 – Advaxis, Inc., (OTCBB: ADXS), the live, attenuated Listeria monocytogenes (Listeria) immunotherapy company, has entered into a definitive convertible notes purchase agreement (Agreement) with certain accredited investors, for the purchase of the aggregate principal value of approximately $7.1 million of convertible promissory notes (Notes) for an aggregate purchase price of approximately $6.0 million.  The closing of the sale of the Notes, under the Agreement, is anticipated to occur on or about May 12, 2011, subject to customary closing conditions.

The Notes have an original issue discount of 15% and mature on the one year anniversary of the issue date.  Under the terms specified therein, the Notes are convertible, in whole or in part, into common stock at a conversion price of $.15.  However, except as otherwise provided in the Notes, only 85% of the initial principal amount of each Note is convertible at any time after issuance and the remainder is convertible at maturity.

In connection with the Agreement, the Company issued a warrant to each investor to acquire up to such number of shares of Common Stock equal to 50% of such number of Conversion Shares, issuable upon exercise of the Note, issued to such Investor as of the Closing Date with an exercise price of $0.15.  The warrants will expire in three years.  Pursuant to a Registration Rights Agreement between the Company and the investors, the Company is required to file a resale registration statement within 45 days that covers the resale of the underlying shares of both the Notes and shares issuable upon exercise of the warrants.

“This financing will support our operations and our Phase II clinical trials in cervical cancer and cervical dysplasia through initial data reporting this Fall,” commented Advaxis Chairman/CEO Thomas A. Moore.  “This also keeps us on track to finish GMP manufacture of the prostate and breast cancer versions of our novel immunotherapeutic platform technology.”

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc., (NASDAQ: RODM), acted as the exclusive placement agent for the transaction.  For more information, please visit www.rodm.com.

A summary of the transaction will be included in the Company’s Current report on Form 8-K to be filed with the Securities and Exchange Commission.

About Advaxis Incorporated
Advaxis is a biotechnology company developing proprietary, live but attenuated Listeria monocytogenes (Listeria) vaccines that deliver engineered tumor antigens, which stimulate multiple, simultaneous immunological mechanisms to fight cancer.  Our platform technology was developed by Dr. Yvonne Paterson at The University of Pennsylvania.  Today, the Company has over nine (9) distinct, cancer-fighting constructs in various stages of development, directly and through strategic collaborations with such recognized sites of excellence as the City of Hope, the Roswell Park Cancer Institute, the National Cancer Institute, the University of Pittsburgh, Cancer Research – UK, the University of British Columbia and the Department of Homeland Security.  Please visit the Company’s portals: advaxis.com | facebook | twitter | LinkedIn

Forward-Looking Statements
Certain statements contained in this press release are forward-looking statements that involve risks and uncertainties.  The statements contained herein that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations and statements of future economic performance.  Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from what is currently anticipated.  Factors that could cause or contribute to such differences include those discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.  The Company cannot guarantee its future results, levels of activity, performance or achievements.

For Further Information:
Conrad F. Mir	Diana Moore
Executive Director	Analyst
Advaxis Incorporated	Advaxis Incorporated
609.452.9813 (Office)	dmoore@advaxis.com
mir@advaxis.com

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